Exhibit 21

                            KRAUSE'S FURNITURE, INC.

                      SERIES A CONVERTIBLE PREFERRED STOCK

                          SECURITIES PURCHASE AGREEMENT

                          Dated as of January 11, 2000


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                                TABLE OF CONTENTS

                                                                        PAGE


SECTION 1   PURCHASE AND SALE OF THE SERIES A PREFERRED STOCK.................1

      1.1       Authorization to Sell the Series A Preferred Stock............1
      1.2       Closings......................................................1
      1.3       Deliveries at Closings........................................1
      1.4       Restructuring of Certain Indebtedness.........................2
      1.5       Definitions...................................................3

SECTION 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................3

      2.1       Organization and Qualification................................3
      2.2       Due Authorization.............................................3
      2.3       Subsidiaries..................................................3
      2.4       SEC Reports...................................................3
      2.5       Financial Statements..........................................4
      2.6       Actions Pending; Compliance with Laws.........................4
      2.7       Title to Properties, Insurance................................4
      2.8       Governmental Consents, etc....................................5
      2.9       Holding Company Act and Investment Company Act................5
      2.10      Taxes.........................................................5
      2.11      Conflicting Agreements and Charter Provisions.................6
      2.12      Capitalization................................................6
      2.13      Issuance, Sale and Delivery of the Series A Preferred Stock...7
      2.14      Registration Under Exchange Act...............................7
      2.15      ERISA.........................................................7
      2.16      Possession of Franchises, Licenses, Etc.......................8
      2.17      Environmental and Other Regulations...........................8
      2.18      Patents and Trademarks........................................8
      2.19      Material Contracts and Obligations............................8
      2.20      Books and Records.............................................9
      2.21      Transactions with Related Parties.............................9
      2.22      Brokers.......................................................9
      2.23      Accuracy of Information.......................................9
      2.24      Offering of Series A Preferred Stock.........................10

SECTION 3   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS10

      3.1       Organization and Qualification...............................10
      3.2       Due Authorization............................................10
      3.3       Conflicting Agreements and Other Matters.....................11
                                          -
      3.4       Acquisition for Investment...................................11
      3.5       Brokers or Finders...........................................11
      3.6       Accredited Investor..........................................11

SECTION 4    COVENANTS OF THE COMPANY........................................11

      4.1       Limitation on Senior Equity Securities.......................11
      4.2       Compliance with Laws.........................................11
      4.3       Preservation of Franchises and Existence.....................12
      4.4       Use of Proceeds..............................................12
      4.5       Insurance....................................................12
      4.6       Payment of Taxes and Other Charges...........................12
      4.7       Effect of Breach.............................................12
      4.8       ERISA........................................................13
      4.9       Financial Statements and Other Reports.......................13
      4.10      Inspection of Property.......................................15
      4.11      Lost, Stolen, Damaged and Destroyed Stock Certificates.......15
      4.12      Related Party Transactions...................................15
      4.13      Operations in Accordance with Business Plan..................15
      4.14      Reservation of Shares........................................15
      4.15      Notice of Breach.............................................16
      4.16      Limitation on Dividends......................................16
      4.17      Right of First Refusal.......................................16

SECTION 5.   RESTRICTIONS ON TRANSFER........................................17


SECTION 6   EVENT OF DEFAULT AND REMEDIES....................................17

      6.1       Event of Default.............................................17
      6.2       Remedies.....................................................17
      6.3       Conduct no Waiver............................................18
      6.4       Remedies Cumulative..........................................18

SECTION 7   CONDITIONS.......................................................18

      7.1       Conditions to Each Party's Obligations to Effect the
                  Transactions Contemplated Hereby...........................18
      7.2       Conditions to Purchasers' Obligations to Effect the
                  Transactions Contemplated Hereby...........................19

SECTION 8   INTERPRETATION...................................................20

      8.1       Definitions..................................................20
      8.2       Accounting Principles........................................22

SECTION 9   MISCELLANEOUS....................................................23

      9.1       Severability.................................................23
      9.2       Specific Enforcement.........................................23
      9.3       Entire Agreement.............................................23
      9.4       Counterparts.................................................23
      9.5       Notices and other Communications.............................23
      9.6       Amendments...................................................24
      9.7       Cooperation..................................................25
      9.8       Successors and Assigns.......................................25
      9.9       Expenses and Remedies........................................25
      9.10      Survival of Representations and Warranties...................27
      9.11      Transfer of Series A Preferred Stock.........................27
      9.12      Governing Law, Consent to Jurisdiction.......................27
      9.13      Publicity....................................................28
      9.14      Signatures...................................................28


Exhibit A -    Form of Amended and Restated Stockholders' Agreement
Exhibit B -    Form of Opinion of Morrison & Foerster LLP
Exhibit C -    Form of Amended and Restated Registration Rights Agreement
Exhibit D -    Form of Indebtedness Amendment


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          This Securities Purchase Agreement, dated as of January 11, 2000 (this
"AGREEMENT"), between Krause's Furniture, Inc., a Delaware corporation
(including its predecessors, the "COMPANY") and the purchasers listed on the signature pages hereto (each a "PURCHASER", and collectively, the "PURCHASERS").

          WHEREAS, the Purchasers wish to severally purchase from the Company, and the Company wishes to sell to the Purchasers, an aggregate of 380,000 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED STOCK"), at an aggregate purchase price of $19,000,000.

          WHEREAS, in connection with the purchase and sale of the Series A Preferred Stock, the Purchasers, the Company and the stockholders listed on the signature pages thereof, will enter into an amended and restated Stockholders Agreement, substantially in the form attached hereto as EXHIBIT A (the "STOCKHOLDERS AGREEMENT").

          WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

SECTION 1.   PURCHASE AND SALE OF THE SERIES A PREFERRED STOCK.

          1.1 AUTHORIZATION TO SELL THE SERIES A PREFERRED STOCK. Subject to the terms and conditions of this Agreement, the Company has duly authorized the issuance and sale of the Series A Preferred Stock.

          1.2 CLOSINGS. The transactions contemplated hereby will take place in two closings. The first closing shall be held on or prior to January 18, 2000 (the "First Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F"), 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071-3144 at 9:00 a.m., or at such place, date and time as shall be mutually agreed by the Company and the Initial Purchasers (the "FIRST CLOSING DATE"). The second closing shall be held on or prior to January 18, 2000 (the "SECOND CLOSING" and together with the First Closing, the "CLOSINGS") at SASM&F, 300 South Grand Avenue, Los Angeles, California 90071-3144, at 9:00 a.m., or such place, date and time as shall be mutually agreed by the Company and the Individual Purchasers (the "SECOND CLOSING DATE" and together with the First Closing Date, the "CLOSING DATES").

          1.3 DELIVERIES AT CLOSINGS.

          (a) At the First Closing:

                    (i) the Company shall execute and deliver an Amended and
               Restated Stockholders Agreement in the form of EXHIBIT A hereto;

                    (ii) Morrison & Foerster LLP, counsel to the Company, shall deliver to the Initial Purchasers an opinion dated the First Closing Date substantially in the form of EXHIBIT B hereto;

                    (iii) the Company shall execute and deliver an Amended and
               Restated Registration Rights Agreement substantially in the form of EXHIBIT C hereto (the "REGISTRATION RIGHTS AGREEMENT");

                    (iv) the Company shall deliver to each Initial Purchaser
               stock certificates representing the number of shares of Series A Preferred Stock to be purchased by such Initial Purchaser, as set forth under its signature on the signature pages hereto, registered in the name of such Initial Purchaser or its designee or nominee;

                    (v) each Initial Purchaser shall pay to the Company, by wire transfer of immediately available funds, the purchase price for the Series A Preferred Stock being purchased by such Initial Purchaser; and

                    (vi) the Company shall deliver evidence of the restructuring of certain indebtedness of the Company as described in Section
               1.4 below in form and substance satisfactory to the Initial Purchasers.

          (b) At the Second Closing:

                    (i) Morrison & Foerster LLP, counsel to the Company, shall deliver to the Individual Purchasers an opinion dated the Second Closing Date substantially in the form of EXHIBIT B hereto;

                    (ii) the Company shall deliver to each Individual Purchaser stock certificates representing the number of shares of Series A Preferred Stock to be purchased by such Individual Purchaser, as set forth under its signature on the signature pages hereto, registered in the name of such Individual Purchaser or its designee or nominee; and

                    (iii) each Individual Purchaser shall pay to the Company, by wire transfer of immediately available funds, the purchase price for the Series A Preferred Stock being purchased by such Individual Purchaser.

          1.4 RESTRUCTURING OF CERTAIN INDEBTEDNESS. On or before the First Closing Date, the Company shall execute and deliver an Amendment to the Note Agreement substantially in the form of EXHIBIT D hereto (the "INDEBTEDNESS AMENDMENT").

          1.5 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 8 hereof.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants as follows:

          2.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would be material to the Company or such Subsidiary, as the case may be.

          2.2 DUE AUTHORIZATION. The execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and the issuance and sale of the Series A Preferred Stock by the Company and compliance by the Company with all the provisions of this Agreement, the Stockholders Agreement and the Registration Rights Agreement (i) are within the corporate power and authority of the Company; (ii) do not and will not require any approval or consent of the stockholders of the Company or any other Person, other than approvals and consents which have been duly obtained or which will be obtained pursuant to Section 4.14; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement, the Stockholders Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation and By-laws as in effect on the date of this Agreement.

          2.3 SUBSIDIARIES. The Subsidiaries of the Company, all of which are wholly owned by the Company, together with their jurisdiction of incorporation, are as set forth on Schedule 2.3 hereto.

          2.4 SEC REPORTS. The Company and its predecessor have filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act, since December 31, 1996; and the Company has furnished the Purchasers copies of its Annual Report on Form 10-K for the fiscal year ended January 31, 1999, and all proxy statements and reports under the Exchange Act filed by the Company after such date, each as filed with the Securities and Exchange Commission (the "COMMISSION") (collectively, the "SEC REPORTS"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof there is no fact not disclosed in the SEC Reports which is material to the Company.

          2.5 FINANCIAL STATEMENTS. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, which in the aggregate will not be material in amount or effect). The Company and its Subsidiaries have no material liabilities, contingent or otherwise, not reflected in the Company's balance sheet as of January 31, 1999 that is included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to the Purchasers in writing prior to the date of this Agreement, other than any such liabilities incurred in the ordinary course of business, consistent with past practice, since January 31, 1999. Since January 31, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course, consistent with past practice, and no event has occurred that has or is reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations, assets, liabilities or prospects of the Company or any of its Subsidiaries (a "MATERIAL ADVERSE EFFECT"), other than changes disclosed or referred to in the SEC Reports or otherwise disclosed to the Purchasers in writing prior to the date of this Agreement.

          2.6 ACTIONS PENDING; COMPLIANCE WITH LAWS. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to enjoin or in validate this Agreement, the Stockholders Agreement, the Registration Rights Agreement or the Series A Preferred Stock or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports or as otherwise disclosed to the Purchasers in writing, which is reasonably likely to be material to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

          2.7 TITLE TO PROPERTIES; INSURANCE. The Company and each of its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the financial statements of the Company (or the notes thereto) for the fiscal year ended January 31, 1999, included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or which do not in the aggregate materially detract from the value to the Company and its Subsidiaries of their respective properties and assets. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business. All insurance policies of the Company and its Subsidiaries are disclosed on SCHEDULE 2.7.

          2.8 GOVERNMENTAL CONSENTS, ETC. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority or other Person as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement and the valid offer, issue, sale or delivery of the Series A Preferred Stock, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement and any filings required pursuant to state and federal securities laws which will be timely made after the applicable Closing hereunder.

          2.9 HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.10 TAXES. (a) The Company and each of its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them, and all such tax returns are true, complete and correct in all material respects. The Company and each of its Subsidiaries have paid or caused to be paid all taxes that have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles. The federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1993 for the Company and its Subsidiaries. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves in accordance with generally accepted accounting principles that the Company reasonably believes are adequate, for all federal income tax liabilities and state income tax liabilities applicable to the Company or any of its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

          (b) As of January 31, 1999, the Company did not have any accumulated "earnings and profits" as determined under section 312 of the Internal Revenue Code of 1986, as amended (the "CODE"). To the best knowledge and belief of the Company, the Company does not anticipate having any material current earnings and profits, as determined under section 312 of the Code, for its current taxable year. As of the date hereof, the Company is not a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code. The Company shall not become a United States real property holding corporation.

          2.11 CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or bylaw provision or judgment or decree which has or is reasonably likely to have a Material Adverse Effect. None of (i) the execution and delivery of this Agreement, the Shareholders Agreement and the Registration Rights Agreement and the issuance of the Series A Preferred Stock and (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Series A Preferred Stock will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a fight of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any Subsidiary or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary or any of their respective properties is subject. Neither the Company nor any of its Subsidiaries (i) is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, or (ii) is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound which default, in the case of this clause (ii), individually or in the aggregate with all other such defaults, would be material to the Company or any of its Subsidiaries.

          2.12 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of: (a) 35,000,000 shares of Common Stock, par value $0.001 per share (the "COMMON STOCK" and, together with the Series A Preferred Stock, the "STOCK"), of which 22,050,328 shares are validly issued and outstanding, fully paid and nonassessable; (b) warrants to purchase 2,712,045 shares of Common Stock which are validly issued and outstanding, fully paid and nonassessable; (c) options to purchase 2,823,458 shares of Common Stock and deferred stock units representing the right to receive 85,225 shares of Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable; and (d) 666,667 shares of Preferred Stock, par value $.001 per share, of which no shares are outstanding, as of the date hereof, and 380,000 shares designated as Series A Convertible Preferred Stock will preemptive rights. Except for the options and warrants listed above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since August 1, 1996, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock.

          2.13 ISSUANCE, SALE AND DELIVERY OF THE SERIES A PREFERRED STOCK. The shares of Series A Preferred Stock being issued to the Initial Purchasers at the First Closing and the shares of Series A Preferred Stock being issued to the Individual Purchasers at the Second Closing are duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and nonassessable. The 17,272,727 shares of Common Stock to be issued upon conversion of the Series A Preferred Stock, when issued and delivered upon such conversion in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable. The Company will take all action necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to reserve shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

          2.14 REGISTRATION UNDER EXCHANGE ACT. The Company has not registered the Series A Preferred Stock as a class pursuant to Section 12 of the Exchange Act.

          2.15 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (as defined in Section 11) (other than a Multiemployer Plan (as defined below)). No liability to the PBGC has been, or is reasonably likely to be, incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, any of its Subsidiaries or any ERISA Affiliate (as defined below) which is or would be materially adverse to the Company, its Subsidiaries and any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company, its Subsidiaries and its ERISA Affiliates and if the Company, its Subsidiaries and ERISA Affiliates, were to completely withdraw as of the date hereof from each Multiemployer Plan in which they participate, the Company, its Subsidiaries and its ERISA Affiliates would not incur any material withdrawal liability under Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health benefits to any employee or former employee. No fiduciary of any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any of its subsidiaries, for the benefit of their respective employees (each an "EMPLOYEE PLAN") has engaged or caused any Employee Plan to engage in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which is reasonably likely to subject the Company or any Subsidiary or any entity the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code in all material respects. An "ERISA AFFILIATE" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in
Section 414(b) or (c) of the Code, and the term "MULTIEMPLOYER PLAN" shall mean any Pension Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          2.16 POSSESSION OF FRANCHISES, LICENSES, ETC. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect to the Company or any of its Subsidiaries for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

          2.17 ENVIRONMENTAL AND OTHER REGULATIONS. The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to protection of the environment and human health, and are in compliance in all material respects with all other applicable laws and regulations, including, without limitation, those relating to equal employment opportunity and employment safety. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

          2.18 PATENTS AND TRADEMARKS. Set forth on SCHEDULE 2.18 is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently used by the Company or any Subsidiary or necessary for the conduct of the business of the Company and its Subsidiaries as conducted and as proposed to be conducted (the "INTELLECTUAL PROPERTY RIGHTS"). The Company owns, or has the right to use under the agreements or upon the terms described on SCHEDULE 2.18, all of the Intellectual Property Rights. To the best of the Company's knowledge, the business conducted or proposed to be conducted by the Company and its Subsidiaries does not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other Person. Except as set forth on SCHEDULE 2.18, to the Company's knowledge, no other Person has any right to or interest in any inventions, improvements, discoveries or other confidential in formation utilized by the Company or any Subsidiary in its business.

          2.19 MATERIAL CONTRACTS AND OBLIGATIONS. SCHEDULE 2.19 sets forth a list of the following agreements or commitments of any nature to which the Company or any Subsidiary is a party or by which it is bound: (a) any agreement relating to material Intellectual Property Rights, (b) all employment and consulting agreements, and all employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements (other than plans or arrangements providing for less than $10,000 per employee), (c) all manufacturing, distributor and sales representative agreements and all agreements with suppliers or vendors if the value of the payments thereunder is in excess of $100,000, (d) all agreements or commitments that materially restrict the ability of the Company or any Subsidiary or Affiliate to engage in any business or line of business in any location, (e) all agreements or commitments relating to indebtedness or guarantees of the Company or any Subsidiary if the value of the payments thereunder is in excess of $100,000 and
(f) any other agreement or commitment which requires future payments by or to the Company or any Subsidiary in excess of $100,000 or which is otherwise material to the Company or any of its Subsidiaries. The Company has delivered or made available to the Purchasers copies of all of the foregoing agreements and commitments. To the best knowledge of the Company, all of such agreements and commitments are valid, binding and in full force and effect.

          2.20 BOOKS AND RECORDS. All the books, records and accounts of the Company and its Subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchasers true and complete texts of all of the minutes relating to meetings of the stockholders, boards of directors and committees of the Company and each Subsidiary for the past five years.

          2.21 TRANSACTIONS WITH RELATED PARTIES. SCHEDULE 2.21 sets forth a true and complete list of the amounts and other essential terms of any contract, arrangement or transaction currently in effect or effected during the past five years between the Company or any Subsidiary and any Related Party, other than
(i) arrangements for the payment of salary, including bonuses, for services rendered to the Company, which arrangements have previously been disclosed to the Purchasers, (ii) other arrangements with any such Person which in the aggregate do not involve more than $10,000 or (iii) as previously disclosed in the SEC Reports.

          2.22 BROKERS. Neither the Company nor any Subsidiary has engaged any finder, broker or investment adviser, and has no obligation to pay any fees, in connection with the transactions contemplated hereby.

          2.23 ACCURACY OF INFORMATION. None of the representations and warranties of the Company contained herein or the information, documents or other materials (other than projections) which have been furnished in writing by the Company or any of its representatives to the Purchasers in connection with the transactions contemplated by this Agreement contains any material misstatement of fact, or omits any material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. All projections furnished in writing by the Company
(i) have been prepared by management of the Company after a careful analysis of all material data, (ii) are based on reasonable assumptions by management of the Company and (iii) represent the best estimate by management of the Company, based upon current reasonable assumptions, as to the financial performance of the Company and its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company and its Subsidiaries.

          2.24 OFFERING OF SERIES A PREFERRED STOCK. Neither the Company nor any Person acting on its behalf has offered any of the Series A Preferred Stock or any similar securities of the Company for sale to, solicited any offers to buy any of the Series A Preferred Stock or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and other "ACCREDITED INVESTORS" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Series A Preferred Stock under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of any of the Series A Preferred Stock to the registration requirements of Section 5 of the Securities Act.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

          Each Purchaser represents and warrants as follows:

          3.1 ORGANIZATION AND QUALIFICATION. Such Purchaser is either (a) (i) duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted and (ii) duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on such Purchaser's ability to perform its obligations hereunder or (b) a natural person with the capacity to enter into this Agreement and to consummate the transactions contemplated hereby.

          3.2 DUE AUTHORIZATION. Such Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject.

          3.4 ACQUISITION FOR INVESTMENT. The Purchaser is acquiring the Series A Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Series A Preferred Stock has not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

          3.5 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchasers, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 9.9.

          3.6 ACCREDITED INVESTOR. The Purchaser is an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act.

SECTION 4.   COVENANTS OF THE COMPANY.

          4.1 LIMITATION ON SENIOR EQUITY SECURITIES. Without the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, the Company will not issue any equity securities or any rights, options, warrants or other securities which are exercisable for, exchangeable for or convertible into shares of any class of capital stock ranking PARI PASSU or senior as to dividends or upon liquidation to the Series A Preferred Stock.

          4.2 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation, those relating to protection of the environment and human health, equal employment opportunity, employee safety, ERISA and international trade laws and regulations, and apply for, obtain and maintain all permits necessary for the conduct of its business and the ownership of its properties.

          4.3 PRESERVATION OF FRANCHISES AND EXISTENCE. The Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect; PROVIDED that nothing in this Section 4.3 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and the loss thereof is not disadvantageous in any material respect to the holders of Series A Preferred Stock.

          4.4 USE OF PROCEEDS. The Company will only use the Proceeds for Permitted Proceeds Uses; PROVIDED that, in the case of Retail Proceeds, the Company may, pending any Retail Proceeds Uses, use Retail Proceeds to pay down long-term indebtedness so long as the Company has the right to immediately reborrow such amounts.

          4.5 INSURANCE. The Company will, and will cause each of the Subsidiaries to, maintain with insurers believed by the Company to be responsible such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

          4.6 PAYMENT OF TAXES AND OTHER CHARGES. The Company will pay or discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Sections 4062, 4063, or 4064 of ERISA or any similar provision of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

          4.7 EFFECT OF BREACH. In addition to the rights of THLi under the Stockholders Agreement, upon the occurrence of an Event of Default and notification by THLi prior to the two-year anniversary of the First Closing Date of its desire to add directors in accordance with Section 6.2, then the Board of Directors shall take all necessary action to increase or decrease the size of the Board of Directors and to appoint to the Board of Directors a number of additional members (the "ADDITIONAL MEMBERS") designated by THLi that, when added to any directors then in office designated solely by THLi, will result in directors designated by THLi constituting a majority of the entire Board of Directors. THLi shall be entitled to designate the Additional Members and, for so long as such Event of Default continues, at each subsequent annual meeting, THLi shall be entitled to propose (and the Board of Directors shall nominate and recommend) Persons reasonably acceptable to the Board of Directors as the Additional Members of the Board of Directors. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Additional Member, THLi shall be entitled to designate a successor to fill such vacancy for the remaining term of such director. At such times as such Event of Default shall have been cured or waived, the rights of THLi under this
Section 4.7 shall terminate (and THLi shall cause such Additional Directors to resign from the Board of Directors), subject to revesting in the event of each and every subsequent Event of Default.

          4.8 ERISA. Neither the Company nor any Subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. Neither the Company nor any ERISA Affiliate will permit a Pension Plan to incur an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, cause a lien or a security interest to attach to any asset of the Company or any Subsidiary for the benefit of any Plan, or incur any liability which would be material to the Company or any of its Subsidiaries under Title IV of ERISA, including withdrawal liability (other than the payment of premiums, none of which are overdue). Neither the Company nor any Subsidiary, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          4.9 FINANCIAL STATEMENTS AND OTHER REPORTS.

               (a) The Company will, as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to THLi statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

               (b) The Company will, as soon as practicable and in any event within 100 days after the end of each fiscal year, furnish to THLi statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

               (c) The Company will, promptly upon transmission thereof, furnish to each Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission;

               (d) The Company will, promptly after such package becomes available, furnish to THLi copies of all financial reporting packages prepared for management of the Company; and

               (e) Until the two-year anniversary of the First Closing
               Date, the Company will, as soon as practicable, and in any event within 5 days after the end of each month, furnish to THLi and GECC detailed reports, and any other information THLi and GECC may reasonably request, relating to (i) the use of Proceeds by the Company and its Subsidiaries and (ii) the Company's compliance with the Retail Plan and the E-Commerce Plan;

               (f) The Company will promptly furnish to THLi copies of any reports furnished to GECC pursuant to the Note Agreement; and

               (g) The Company will promptly furnish to THLi copies of any compliance certificates furnished to lenders in respect of indebtedness of the Company and its Subsidiaries and, with reasonable promptness, furnish to each Purchaser such other financial and other data of the Company and its Subsidiaries as such Purchaser may reasonably request, including, but not limited to, operating financial information for each retail store owned or operated by the Company or any of its Subsidiaries.

          4.10 INSPECTION OF PROPERTY. The Company will permit representatives of THLi to visit and inspect, at THLi's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as such Purchaser may reasonably request.

          4.11 LOST, STOLEN, DAMAGED AND DESTROYED STOCK CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Series A Preferred Stock (or any certificate for the shares of Common Stock into which the Series A Preferred Stock is convertible) and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of any Purchaser, may be an undertaking by such Purchaser so to indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Series A Preferred Stock (or, if applicable, shares of Common Stock into which the Series A Preferred Stock is convertible) equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

          4.12 RELATED PARTY TRANSACTIONS. The Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, amend or terminate any contract, arrangement or transaction with a Related Party, other than (i) any action to terminate the Consumer Credit Card Agreement by and among Krause's Sofa Factory, Castro Convertible Corporation and Monogram Credit Bank of Georgia, dated as of April 27, 1997 and (ii) the payment of salary and benefits pursuant to employment agreements entered into in the ordinary course of business.

          4.13 OPERATIONS IN ACCORDANCE WITH BUSINESS PLAN. The business and operations of the Company and its Subsidiaries shall be conducted in all material respects in accordance with the Company's annual business plan as approved by a majority of the Board of Directors, which majority must include the GECC Designee and the THLi Designees (each as defined in the Stockholders Agreement), except for such changes which shall have been approved in accordance with Section 2.2(u) of the Stockholders Agreement. The Company shall submit the E-Commerce Plan to the Board of Directors for approval no later than 90 days from the First Closing Date.

          4.14 RESERVATION OF SHARES. From and after the 15th day following the first meeting of stockholders of the Company occurring on or after the First Closing Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

          4.15 NOTICE OF BREACH. As promptly as practicable, and in any event not later than ten Business Days after senior management of the Company becomes aware of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 4, the Company shall provide the Purchasers with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

          4.16 LIMITATION ON DIVIDENDS. The Company shall not pay any dividends on Common Stock so long as any shares of Series A Preferred Stock remain outstanding.

          4.17 RIGHT OF FIRST REFUSAL. Subject to the terms and conditions specified in this Section 4.17, the Company hereby grants to THLi or any of its designees (collectively, the "FIRST REFUSAL STOCKHOLDERS") a right of first offer with respect to future sales by the Company of its Offered Shares (as hereinafter defined).

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock ("OFFERED SHARES"), the Company shall first make an offering of such Offered Shares to the First Refusal Stockholders in accordance with the following provisions:

               (a) The Company shall deliver a notice in accordance with
               Section 9.5 of this Agreement ("NOTICE") to THLi stating (i) its BONA FIDE intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares.

               (b) Within 15 days after delivery of the Notice, the First Refusal Stockholders may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Offered Shares that equals the proportion that the number of shares of Common Stock issued and held (or issuable upon conversion and exercise of all convertible or exercisable securities then held by THLi and its Affiliates) bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities).

               (c) The right of first offer in this Section 4 shall not be applicable to any issuance or sale of any of the following securities:

                    (i) Common Stock issued pursuant to any stock split, dividend or distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder, PROVIDED that all holders of capital stock of the Company and options or warrants or other securities exercisable or exchangeable for or convertible into, capital stock of the Company receive their PRO RATA share (on a common equivalent basis) of such Common Stock,

                    (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement, or thereafter approved by a

                    (iii) Common Stock issued in a bona fide firm commitment underwritten offering to the public.

SECTION 5.     RESTRICTIONS ON TRANSFER.

          Neither the Purchasers or any of their respective Affiliates shall, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (collectively, a "TRANSFER") any of the Series A Preferred Stock or Common Stock received upon conversion of the Series A Preferred Stock, except for: (a) Transfers to or between Affiliates who agree to be bound by the provisions of this Agreement; (b) Transfers of Series A Preferred Stock or Common Stock received upon conversion of the Series A Preferred Stock pursuant to the exercise of the registration rights set forth in the Registration Rights Agreement; or (c) other Transfers that comply with the provisions of the Securities Act. The Company may require, in connection with any Transfer pursuant to the preceding clause (c), an opinion of counsel to the Purchaser that such Transfer complies with the provisions of the Securities Act.

SECTION 6.   EVENT OF DEFAULT AND REMEDIES.

          6.1 EVENT OF DEFAULT. The occurrence of any of the events set forth on Schedule prior to the two-year anniversary of the First Closing Date shall constitute an Event of Default under this Agreement.

          6.2 REMEDIES. The Company shall notify the Purchasers immediately upon becoming aware of any Event of Default. If an Event of Default occurs and is continuing, then in every such case:

          (a) THLi at its option, shall have the right to either:

                    (i) demand immediate redemption of up to its Maximum Number
               (as such term is defined in the Certificate of Designation) of shares of Series A Preferred Stock pursuant to paragraph 5(c) of the Certificate of Designation, or

                    (ii) nominate and designate additional members of the Board of Directors pursuant to Section 4.7 hereof; and

          (b) without limiting the foregoing, any Purchaser may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Certificate of Incorporation or in aid of the exercise of any power granted in this Agreement or the Certificate of Incorporation.

          If THLi elects to demand redemption pursuant to clause (a)(i) above, each other holder of Series A Preferred Stock shall also be entitled to demand immediate redemption of such shares of Series A Preferred Stock permitted under paragraph 5(c) of the Certificate of Designation.

          6.3 CONDUCT NO WAIVER. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies.

          6.4 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the holders of Series A Preferred Stock under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Series A Preferred Stock may be exercised from time to time and as often as may be deemed expedient by the holders.

SECTION 7.   CONDITIONS.

          7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the applicable Closing Date of the following conditions:

               (a) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

               (b) No Action shall have been taken, and no statute, rule or regulation shall have been enacted, by any State or Federal government or governmental agency which would prevent the consummation of the transactions contemplated by this Agreement or imposes material conditions with respect thereto.

               (c) All consents and approvals of governmental entities legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect at the applicable Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

          7.2 CONDITIONS TO PURCHASERS' OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of the Purchasers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the applicable Closing Date of the following additional conditions:

               (a) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the applicable Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the applicable Closing Date as if made at and as of the applicable Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date).

               (b) The consent or approval of each third party whose consent or approval shall be required in connection with the transactions contemplated hereby shall have been obtained.

               (c) The Company and the stockholders listed on the signature pages thereto shall have executed and delivered the Stockholders Agreement substantially in the form attached hereto as EXHIBIT A.

               (d) Purchasers shall have received an opinion of Morrison & Foerster LLP, counsel to the Company, substantially in the form attached hereto as EXHIBIT B.

               (e) The Company and the stockholders listed on the signature pages thereto shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C.

               (f) Since the date of this Agreement, there shall not have been any change or events which have resulted or would in REASONABLE probability result in a Material Adverse Effect.

               (g) The Company, GECC and JOL shall have executed and delivered the Indebtedness Amendment substantially in the form attached hereto as EXHIBIT D.

               (h) The Company shall have filed the Certificate of Designation substantially in the form attached hereto as EXHIBIT E with the Delaware Secretary of State.

               (i) Purchasers shall have completed their business, legal and financial due diligence review and the results of such review shall be satisfactory to Purchasers in their sole judgment.

SECTION 8.   INTERPRETATION.

          8.1 DEFINITIONS

          "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "BENEFICIALLY OWN" with respect to any Series A Preferred Stock shall mean having "beneficial ownership" of such Series A Preferred Stock (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation of Series A Convertible Preferred Stock of the Company substantially in the form attached hereto as EXHIBIT E.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "CONSOLIDATED" or "CONSOLIDATED," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts 2.16 signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

          "E-COMMERCE PLAN" shall mean a business plan setting forth the Company's planned business to business and E-commerce activities, including detailed information with respect to E- Commerce Proceed Uses, strategy, implementation of strategy, milestone targets and a timeline with respect thereto, as such business plan may be amended from time to time in accordance with Section 2.2(u) of the Stockholders Agreement.

          "E-COMMERCE PROCEED USES" shall mean the use of Proceeds to build infrastructure and sales and marketing capabilities for (including the recruitment of appropriate talent associated with) business-to-business activities and e-commerce activities, including commerce related to transactions on the Internet and such further uses described in the E-Commerce Plan.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

          "GECC" shall mean, collectively, General Electric Capital Corporation, a New York corporation and GE Capital Equity Investments, Inc., a Delaware corporation.

          "INDIVIDUAL PURCHASERS" shall mean the Purchasers other than THLi, GECC and Permal.

          "INITIAL PURCHASERS" shall mean TBLi, GECC and Permal.

          "JOL" shall mean Japan Omnibus Ltd., an international business corporation incorporated --- in the British Virgin Islands.

          "NOTE AGREEMENT" shall mean, collectively, the Securities Purchase Agreement dated as of August 26, 1996 between the Company and GECC and the Supplemental Securities Purchase Agreement, dated as of August 14, 1997, among the Company GECC and JOL, in each case, as amended.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

          "PERMAL" shall mean those entities and individuals constituting the Permal Group as set forth on Schedule C to the Stockholders Agreement.

          "PERMITTED PROCEEDS USES" shall mean Retail Proceed Uses or E-Commerce Proceed Uses.

          "PERSON" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "PROCEEDS" shall mean the proceeds from the sale of the Series A Preferred Stock pursuant to this Agreement.

          "RELATED PARTY" shall mean any officer, director or beneficial holder of 3% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing Persons; PROVIDED, HOWEVER, that neither THLi nor GECC shall be deemed to be a Related Party.

          "RETAIL PLAN" shall mean a business plan setting forth the Company's planned retail activities, including detailed information with respect to Retail Proceed Uses, Strategy, implementation of Strategy, milestone targets and a time line with respect thereto, as such business plan may be amended from time to time in accordance with section 2.2(a) of the Stockholders Agreement.

          "RETAIL PROCEED USES" shall mean the use of Proceeds to (i) repay the Loan and Security Agreement, dated as of January 20, 1995, as amended, by and between Congress Financial Corporation (Western), Krause's Sofa Factory and Castro Convertible Corporation (the "CREDIT AGREEMENT"), (ii) make capital expenditures related to the opening of new stores, (iii) for working capital purposes in connection with the Company's retail business and (iv) for such further uses described in the Retail Plan.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the voting power or the Voting Securities or equity interest is owned, directly or indirectly, by such Person.

          "THLI shall mean, collectively, TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam. Internet Parallel Partners, L.P., together with their affiliates.

          "VOTING SECURITIES" of any Person shall mean at any time shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

          8.2 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement. References in this Agreement to a fiscal year refer to the period ending on the last Sunday of January of the following calendar year as determined by the 52/53 retail fiscal year. (For example, 1998 fiscal year refers to the fiscal year ending January 31, 1999.)

SECTION 9. MISCELLANEOUS.

          9.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          9.2 SPECIFIC ENFORCEMENT. Each Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

          9.3 ENTIRE AGREEMENT. This Agreement (including the documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5 NOTICES AND OTHER COMMUNICATIONS. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by facsimile or sent by prepaid overnight courier service, to:

                           The Company

                           Krause's Furniture, Inc.
                           200 North Berry Street
                           Brea, CA 92821-3903
                           Facsimile #: (714) 990-3561
                           Attention: Philip M. Hawley

                           With a copy to:

                           Krause's Furniture, Inc.
                           200 North Berry Street
                           Brea, CA 92821-3903
                           Facsimile #: (714) 990-3561
                           Attention: Judith O. Lasker, Esq.

                           and

                           Morrison & Foerster LLP
                           555 West 5th Street, Suite 3500
                           Los Angeles, CA 90013-1024
                           Facsimile #: (213) 892-5454
                           Attention: Charles Kaufman, Esq.

                           Each Purchaser:

                           At the address or facsimile number set forth on the signature pages hereto.

                           With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue Suite 3400
                           Los Angeles, California 90071
                           Facsimile #: (213) 687-5600
                           Attention: Michael A. Woronoff, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          9.6 AMENDMENTS. This Agreement may be amended as to the Purchasers and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain (i) the written consent of the Purchasers and/or such successors and assigns who are the registered holders of not less than a majority of the outstanding shares of Series A Preferred Stock then held by the Purchasers and their successors or assigns and (ii) the written consent of THLi; PROVIDED, HOWEVER, that without the consent of each holder affected, however, no amendment or waiver may (with respect to any shares of Series A Preferred Stock held by a non consenting holder of shares of Series A Preferred Stock):

               (a) reduce the aggregate number of shares of Series A Preferred Stock whose holders must consent to an amendment or waiver of any provision of this Agreement; or

               (b) make any change in the foregoing amendment and waiver provisions.

          This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

          9.7 COOPERATION. Each Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

          9.8 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Any Purchaser may (but shall not be required to) assign any or all of its rights under this Agreement to any transferee of any Series A Preferred Stock; PROVIDED that THLi may only assign its rights under Section 4 to a transferee of at least 30% of the Stock held by THLi as of the date of this Agreement (calculated as if all shares of Series A Preferred Stock had been converted into shares of Common Stock as of the date of such calculation). If THLi assigns any or all of its rights under Section 4, such rights shall only be exercised by holders of more than 50% of the Stock held by TBLi as of the date of this Agreement (calculated as if all shares of Series A Preferred Stock had been converted into shares of Common Stock as of the date of such calculation). This Agreement may not be assigned by the Company.

          9.9 EXPENSES AND REMEDIES.

               (a) The Company agrees to pay THLi for all reasonable outside legal and consulting fees of THLi in connection with this Agreement and the consummation of all transactions contemplated hereby, which costs shall not exceed $50,000, and all costs and expenses relating to any future amendment or supplement to this Agreement or the Series A Preferred Stock (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of THLi relating to the enforcement of this Agreement, the Registration Rights Agreement or the Series A Preferred Stock.

               (b) The Company further agrees to indemnify and save harmless each Purchaser and each Purchaser's officers, directors, partners, employees, trustees and agents, each Person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by such Purchaser of any of its representations, warranties or other agreements contained herein, (ii) from the gross negligence or willful misconduct of such Purchaser or any of its officers, directors, partners, employees or agents, or any Person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act or (iii) from an ERISA violation resulting from any action or inaction by such Purchaser, other than an ERISA violation resulting from a breach by the Company of this Agreement); PROVIDED, HOWEVER, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

               (c) The indemnified party under this Section 9.9 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 9.9 notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section
          9.9. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section 9.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; PROVIDED, HOWEVER, that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii) (x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense. The obligations of the Company to each indemnified party hereunder shall be separate obligations, and the Company's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder. The obligations of the Company under this Section 9.9 shall survive the redemption or purchase by the Company of the shares of Series A Preferred Stock purchased by any Purchaser, any transfer of the Series A Preferred Stock by any Purchaser and the termination of this Agreement, the Series A Preferred Stock, the Stockholders Agreement and any of the other documents executed in connection herewith.

          9.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and de livery of the Series A Preferred Stock, regardless of any investigation made by or on behalf of any party.

          9.11 TRANSFER OF SERIES A PREFERRED STOCK. (a) Each Purchaser understands and agrees that the Series A Preferred Stock has not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. Each Purchaser acknowledges that, except as provided in the Registration Rights Agreement, such Purchaser has no right to require the Company to register the Series A Preferred Stock. Each Purchaser understands and agrees that each certificate representing the Series A Preferred Stock shall bear legends substantially in the form as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

               "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. (THE "COMPANY") AND THE STOCKHOLDERS PARTIES THERETO (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

               "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THERETO, A COPY OF EACH OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          9.12 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b). Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

          9.13 PUBLICITY. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with the press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in document required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

          9.14 SIGNATURES. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

          IN WITNESS WHEREOF, the Company and the Purchasers have caused this agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                                     KRAUSE'S FURNITURE, INC.


                                                    By: ----------------------
                                                        Name:
                                                        Title:

                                 TH LEE.PUTNAM INTERNET PARTNERS, L.P.


                                 By:      TH LEE.PUTNAM INTERNET FUND
                                          ADVISORS, L.P., its GENERAL PARTNER


                                 By:      TH LEE.PUTNAM INTERNET FUND
                                          ADVISORS, LLC, its GENERAL PARTNER


                                 By:     -------------------------------------
                                          Name:   Christine Kim
                                          Title:  Vice President


                                 ADDRESS:    200 Madison Avenue, Suite 2225
                                             New York, New York 10016
                                             Facsimile #: (212) 951-8655
                                             Attention: Christine Kim


                                 NUMBER OF SHARES:  134,000

                                 PURCHASE PRICE:  $6,700,000

                               TH LEE.PUTNAM INTERNET PARTNERS, L.P.


                               By:      TH LEE.PUTNAM INTERNET FUND
                                        ADVISORS, L.P., its GENERAL PARTNER


                               By:      TH LEE.PUTNAM PARALLEL
                                        INTERNET FUND ADVISORS, LLC,
                                         its GENERAL PARTNER


                              By:       --------------------------------------
                                        Name:    Christine Kim
                                        Title:   Vice President

                              ADDRESS: 200 Madison Avenue, Suite 2225 New York, New York 10016
                                                Facsimile #: (212) 951-8655
                                                Attention: Christine Kim


                              NUMBER OF SHARES:  126,000

                              PURCHASE PRICE:  $6,300,000

                                  GE CAPITAL EQUITY INVESTMENTS, INC.


                                  By:
                                        ------------------------------------
                                        Name:      George L.  Hashbarger, Jr.
                                        Title:     Senior Vice President


                                  ADDRESS:      260 Long Ridge Road
                                                Stamford, Connecticut 06927
                                                Facsimile #:  (203)
                                                Attention:


                                  NUMBER OF SHARES:  20,000

                                  PURCHASE PRICE:  $1,000,000

                                    ASCEND PARTNERS, L.P.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                    ADDRESS:      One Valley High
                                                  Lafayette, California 94549
                                                  Facsimile #:
                                                  Attention: Malcolm Fairbairn,
                                                  c/o Emily Wang


                                    NUMBER OF SHARES:  6,500

                                    PURCHASE PRICE:  $325,000

                                    ATCO DEVELOPMENT, INC.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:    11777 Katy Freeway, Suite 175
                                               Houston, Texas 77079
                                               Facsimile #:
                                               Attention: Kamal Abdelnour


                                   NUMBER OF SHARES: 5,000

                                   PURCHASE PRICE: $250,000

                                   LARRY BLACK


                                   By:
                                        -------------------------------------


                                   ADDRESS:     c/o Black and Company
                                                One SW Columbia Street
                                                Portland, Oregon 97258
                                                Facsimile #:


                                   NUMBER OF SHARES:  1,000

                                   PURCHASE PRICE:  $50,000

                                   BRANAGH REVOCABLE TRUST


                                   By:
                                       --------------------------------------
                                       Name:   Peter W. Branagh
                                       Title:  Trustee


                                   By:
                                       --------------------------------------
                                       Name:   Ramona Y. Branagh
                                       Title:  Trustee


                                   ADDRESS:    Apex Capital, LLC
                                               Pine Grove
                                               4 Orinda Way, Suite 240-B
                                               Orinda, California 94563
                                               Facsimile #:
                                               Attention:  Sanford J. Colen


                                   NUMBER OF SHARES:  300

                                   PURCHASE PRICE:  $15,000

                                   MATTEW WILLIAM CLARKE - IRA


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:   Apex Capital, LLC
                                              Pine Grove
                                              4 Orinda Way, Suite 240-B
                                              Orinda, California 94563
                                              Facsimile #:
                                              Attention:  Sanford J. Colen

                                   NUMBER OF SHARES:  2,000

                                   PURCHASE PRICE:  $100,000

                                   SANFORD J. COLEN


                                   By:
                                        -------------------------------------


                                   ADDRESS:     Apex Capital, LLC
                                                Pine Grove
                                                4 Orinda Way, Suite 240-B
                                                Orinda, California 94563
                                                Facsimile #:
                                                Attention: Sanford J. Colen


                                   NUMBER OF SHARES:  900

                                   PURCHASE PRICE:  $45,000

                                  AARON J. COLEN, UTMA, CA


                                   By:
                                        -------------------------------------
                                        Name:     Sanford J. Colen
                                        Title:    Custodian



                                   ADDRESS:       Apex Capital, LLC
                                                  Pine Grove
                                                  4 Orinda Way, Suite 240-B
                                                  Orinda, California 94563
                                                  Facsimile #:
                                                  Attention:  Sanford J. Colen


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                   ELYSE L. COLEN, UTMA, CA


                                   By:
                                        -------------------------------------
                                        Name:     Sanford J. Colen
                                        Title:    Custodian


                                   ADDRESS:       Apex Capital, LLC
                                                  Pine Grove
                                                  4 Orinda Way, Suite 240-B
                                                  Orinda, California 94563
                                                  Facsimile #:
                                                  Attention: Sanford J. Colen


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                  SARA K. COX


                                   By:
                                        -------------------------------------


                                   ADDRESS:     101 South Las Palmas Avenue
                                                Los Angeles, California 90004
                                                Facsimile #:


                                  NUMBER OF SHARES:  500

                                  PURCHASE PRICE:  $25,000

                                  JOHN DAVIES


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:  c/o Tyler Runnels
                                             1999 Avenue of the Stars,
                                             Suite 2530
                                             Los Angeles, California 90067
                                             Facsimile #:


                                   NUMBER OF SHARES:  1,250

                                   PURCHASE PRICE:  $62,500

                                   DIAMOND A. PARTNERS, L.P.


                                By:
                                     -------------------------------------
                                     Name:
                                     Title:


                                ADDRESS: Lawndale Capital Management, L.L.C. One Sansome Street, Suite 3900
                                           San Francisco, California 94104
                                           Facsimile #:
                                           Attention: Andrew E.  Shapiro


                                NUMBER OF SHARES:  2,625

                                PURCHASE PRICE:  $131,250

                                   J. STEVEN EMERSON


                                   By:  -------------------------------------
                                        Name:
                                        Title:

                                   ADDRESS:    Emerson Investment Group
                                               10506 Ilona Avenue, Suite 1410
                                               Los Angeles, California 90064
                                               Facsimile #:
                                               Attention: J. Steven Emerson


                                   NUMBER OF SHARES:  6,250

                                   PURCHASE PRICE:  $312,500

                                   EMILY FAIRBAIRN - IRA


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   Address:  One Valley High
                                             Lafayette, California 94549
                                             Facsimile #:
                                             Attention: Emily Wang


                                   NUMBER OF SHARES:  4,500

                                   PURCHASE PRICE:  $225,000

                                   MALCOLM FAIRBAIRN - IRA


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:    One Valley High
                                               Lafayette, California 94549
                                               Facsimile:
                                               Attention: Emily Wang


                                   NUMBER OF SHARES:  1,500

                                   PURCHASE PRICE:  $75,000

                                   WILLIAM T. AND KATHLEEN P. GIBSON


                                   By:
                                        -------------------------------------
                                        Name:     William T. Gibson



                                   By:
                                        -------------------------------------
                                        Name:     Kathleen P. Gibson


                                   Address:  109 La Plata
                                             Santa Barbara, California 93109
                                             Facsimile #:


                                   NUMBER OF SHARES:  500

                                   PURCHASE PRICE:  $25,000

                                   JONATHAN & NANCY GLASER
                                   FAMILY TRUST


                                   By:
                                        -------------------------------------
                                        Name:     Jonathan M. Glaser
                                        Title:    Trustee


                                   By:
                                        -------------------------------------
                                        Name:     Nancy Ellen Glaser
                                        Title:    Trustee


                                   ADDRESS:       1999 Avenue of the Stars,
                                                  Suite 2530
                                                  Los Angeles, California 90067
                                                  Facsimile:
                                                  Attention:


                                   NUMBER OF SHARES:  2,000

                                   PURCHASE PRICE:  $100,000

                                   Suite


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    ADDRESS:     129 North Van Ness
                                                 Los Angeles, California 90004
                                                 Facsimile #:


                                    NUMBER OF SHARES:  200

                                    PURCHASE PRICE:  $10,000

                                    GEORGE P. HAWLEY


                                   By:
                                        -------------------------------------



                                   ADDRESS:  116 North Citrus Avenue
                                             Los Angeles, California 90036
                                             Facsimile #:


                                   NUMBER OF SHARES:  200

                                   PURCHASE PRICE:  $10,000

                                   ALLISON BOOTH HAWLEY TRUST I


                                   By:
                                        -------------------------------------
                                        Name:     John F. Hawley
                                        Title:    Trustee



                                   ADDRESS:     238 South Lorrainne
                                                Los Angeles, California 90004
                                                Facsimile #:
                                                Attention: John F.  Hawley


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                   CAITLIN HALE HAWLEY TRUST I


                                   By:
                                        -------------------------------------
                                        Name:     John F. Hawley
                                        Title:    Trustee


                                   ADDRESS:  238 South Lorrainne
                                             Los Angeles, California 90004
                                             Facsimile #:
                                             Attention: John F. Hawley


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                   HAWLEY FAMILY TRUST


                                   By:
                                        -------------------------------------
                                        Name:     John F. Hawley
                                        Title:    Trustee


                                   ADDRESS:    238 South Lorrainne
                                               Los Angeles, California 90004
                                               Facsimile #:
                                               Attention: John F. Hawley


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                   MAUREEN ERIN HAWLEY TRUST I


                                   By:
                                        -------------------------------------
                                        Name:     John F. Hawley
                                        Title:    Trustee


                                   ADDRESS:       238 South Lorrainne
                                                  Los Angeles, California 90004
                                                  Facsimile #:
                                                  Attention: John F. Hawley


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                   SHANNON FOLLEN HAWLEY TRUST I


                                   By:
                                        -------------------------------------
                                        Name:     John F. Hawley
                                        Title:    Trustee


                                   ADDRESS:       238 South Lorrainne
                                                  Los Angeles, California 90004
                                                  Facsimile #:
                                                  Attention: John F. Hawley


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                   DR. PHILIP HAWLEY, JR.


                                   By:
                                        -------------------------------------

                                  ADDRESS:    165 South Las Palmas
                                              Los Angeles, California 90004-1085
                                              Facsimile #:


                                  NUMBER OF SHARES:  1,250

                                  PURCHASE PRICE:  $62,500

                                  VICTOR F. HAWLEY


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:        122 South Plymouth Boulevard
                                                   Los Angeles, California 90005
                                                   Facsimile #:


                                   NUMBER OF SHARES:  200

                                   PURCHASE PRICE:  $10,000

                                   RICHARD HICKS


                                   By:
                                        -------------------------------------


                                   ADDRESS:    21 Tanfield Road
                                               Tiburon, California 94920
                                               Facsimile #:


                                   NUMBER OF SHARES:  6,000

                                   PURCHASE PRICE:  $300,000

                                   KATHRYN JERGENS TRUST


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:    1999 Avenue of the Stars,
                                               Suite 2530
                                               Los Angeles, California 90067
                                               Facsimile #:
                                               Attention: Kathryn Jergens


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                   DIANE JOHNSON


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    ADDRESS:      9901 Manassas Place
                                                  Tucson, Arizona 85748
                                                  Facsimile #:


                                    NUMBER OF SHARES:  200

                                    PURCHASE PRICE:  $10,000

                                    RICHARD M. KELLER



                                   By:
                                        -------------------------------------



                                   ADDRESS:      101 South Las Palmas Avenue
                                                 Los Angeles, California 90004
                                                 Facsimile #:


                                   NUMBER OF SHARES:  500

                                   PURCHASE PRICE:  $25,000

                                   STEPHEN M. KELLER


                                   By:
                                        -------------------------------------



                                   ADDRESS:    30 East 81st Street, Apt. 7E
                                               New York, New York 10028
                                               Facsimile #:
                                               Attention:  Elizabeth Hughes


                                   NUMBER OF SHARES:  500

                                   PURCHASE PRICE:  $25,000

                                   STEPHEN F. KELLER PROFESSIONAL
                                   CORPORATION DEFINED BENEFIT PLAN


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:      101 S. Las Palmas Avenue
                                                 Los Angeles, California 90004
                                                 Facsimile #:
                                                 Attention:  Stephen F. Keller


                                   NUMBER OF SHARES:  1,500

                                   PURCHASE PRICE:  $75,000

                                   PAUL KESSLER


                                   By:
                                        -------------------------------------



                                   ADDRESS:      11777 San Vincente Boulevard,
                                                 Suite 702
                                                 Los Angeles, California 90049
                                                 Facsimile #:
                                                 Attention: Elizabeth Hughes


                                   NUMBER OF SHARES:  3,750

                                   PURCHASE PRICE:  $187,500

                                   SIDNEY KIMMEL


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:     Apex Capital, LLC
                                                Pine Grove
                                                4 Orinda Way, Suite 240-B
                                                Orinda, California 94563
                                                Facsimile #:
                                                Attention: Sanford J. Colen


                                  NUMBER OF SHARES:  125

                                  PURCHASE PRICE:  $6,250

                                 THEODORE D. KONOPISOS


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:     17291 Irvine Boulevard,
                                                Suite 254
                                                Tustin, California 92780
                                                Facsimile #:
                                                Attention: Elizabeth Hughes


                                    NUMBER OF SHARES:  1,250

                                    PURCHASE PRICE:  $62,500

                                    PETER LAMM



                                   By:
                                        -------------------------------------


                                   ADDRESS:     1655 El Camino Real
                                                Palo Alto, California 94306
                                                Facsimile #:


                                   NUMBER OF SHARES:  2,000

                                   PURCHASE PRICE:  $100,000

                                   ROBERT LONDON



                                   By:
                                        -------------------------------------


                                   ADDRESS:    Cruttenden Roth
                                               809 Presidio Avenue, Suite B
                                               Santa Barbara, California 93101
                                               Facsimile #:
                                               Attention: Robert London


                                    NUMBER of SHARES:  6,000

                                    PURCHASE PRICE:  $300,000

                                    JEFFREY S. MORGAN


                                   By:
                                        -------------------------------------


                                   Address:      Coldwell Banker
                                                 990 West 190th Street,
                                                 Suite 100
                                                 Torrance, California 90502
                                                 Facsimile #:
                                                 Attention: Jeffrey S.  Morgan


                                   NUMBER OF SHARES:  625

                                   PURCHASE PRICE:  $31,250

                                   THE MUHL FAMILY TRUST




                                   By:
                                        -------------------------------------
                                        Name:     Philip E. Muhl
                                        Title:    Trustee


                                   By:
                                        -------------------------------------
                                        Name:     Kristin A. Muhl
                                        Title:    Trustee



                                   ADDRESS:       500 South Buena Vista
                                                  Burbank, California 91521-0312
                                                  Facsimile #:
                                                  Attention: Phillip E. Muhl
                                                  or Kristin A. Muhl


                                   NUMBER OF SHARES:  625

                                   PURCHASE PRICE:  $31,250

                                   PACIFIC SECURITY GROUP, INC.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:      2224 Walsh Tarlton, Suite 200
                                                 Austin, Texas 78746
                                                 Facsimile #:
                                                 Attention:  Malcolm Fairbairn,
                                                 c/o Emily Wang


                                   NUMBER OF SHARES:  500

                                   PURCHASE PRICE:  $25,000

                                   PERMAL U.S. OPPORTUNITIES LTD.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                  ADDRESS:    Apex Capital, LLC
                                              Pine Grove
                                              4 Orinda Way, Suite 240-B
                                              Orinda, California 94563
                                              Facsimile #:
                                              Attention: Sanford J. Colen


                                  NUMBER OF SHARES:  1,000

                                  PURCHASE PRICE:  $50,000

                                  PILOT HOLDINGS, L.P.

                                  By:    SHED INVESTMENTS, LLC,
                                         ITS GENERAL PARTNER



                                   By:  -------------------------------------
                                        Name:     Thomas M. DeLitto
                                        Title:    Managing Member


                                   ADDRESS:       177 Post Road West
                                                  Westport, Connecticut 96880
                                                  Facsimile #: (203) 222-7187
                                                  Attention: Thomas M. DeLitto


                                   NUMBER OF SHARES:  5,000

                                   PURCHASE PRICE:  $250,000

                                   POINTE INVESTMENTS CAPITAL, LTD.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:     638 N.  Faring
                                                Los Angeles, California 90077
                                                Facsimile #:
                                                Attention: Mohamed Hadid


                                   NUMBER OF SHARES:  2,000

                                   PURCHASE PRICE:  $100,000

                                   POLLAT, EVANS & CO., INC.



                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    ADDRESS:      Apex Capital, LLC
                                                  Pine Grove
                                                  4 Orinda Way, Suite 240-B
                                                  Orinda, California 94563
                                                  Facsimile #:
                                                  Attention: Sanford J. Colen

                                    NUMBER OF SHARES:  175

                                    PURCHASE PRICE:  $8,750

                                    KEVIN AND ERIN PRZYBOCKI



                                   By:
                                        -------------------------------------
                                        Name:     Kevin Przybocki


                                   By:
                                        -------------------------------------
                                        Name:     Erin Przybocki


                                   ADDRESS:       336 South Hudson Avenue
                                                  Los Angeles, California 90020
                                                  Facsimile #:

                                   NUMBER OF SHARES:  200

                                   PURCHASE PRICE:  $10,000

                                   CHARLES B. RUNNELS, JR.


                                   By:
                                        -------------------------------------


                                  ADDRESS:     2029 Avenue of the Stars,
                                               Suite 2530
                                               Los Angeles, California 90067
                                               Facsimile #:
                                               Attention: Tyler Runnels

                                  NUMBER OF SHARES:  625

                                  PURCHASE PRICE:  $31,250

                                  CHARLES B. RUNNELS, III



                                   By:
                                        -------------------------------------


                                   ADDRESS:     10095 East Charter Oak
                                                Scottsdale, Arizona 85260
                                                Facsimile #:


                                   NUMBER OF SHARES:  625

                                   PURCHASE PRICE:  $31,250

                                  G. TYLER RUNNELS



                                   By:
                                        -------------------------------------


                                   ADDRESS:     1999 Avenue of the Stars,
                                                Suite 2530
                                                Los Angeles, California 90067
                                                Facsimile #:


                                   NUMBER OF SHARES:  8,000

                                   PURCHASE PRICE:  $400,000

                                   LORD ROBIN RUSSELL


                                   By:
                                        -------------------------------------

                                   ADDRESS:     Park House
                                                Woburn Park
                                                Woburn
                                                Milton Keynes
                                                MK17 9PQ England
                                                Facsimile #:


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                   TIMOTHY MICHAEL WALLACE



                                   By:
                                        -------------------------------------

                                   ADDRESS:   116 S.  McCadden Place
                                              Los Angeles, California 90004
                                              Facsimile #:
                                              Attention: Tyler Runnels


                                   NUMBER OF SHARES:  2,500

                                   PURCHASE PRICE:  $125,000

                                  WAVE ENTERPRISES, INC.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:      24255 Pacific Coast Highway
                                                 Malibu, California 90263-4458
                                                 Facsimile #:
                                                 Attention: Mike E. O'Neal


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                   IRA WEINGARTEN



                                   By:
                                        -------------------------------------


                                   ADDRESS:     Equity Communications
                                                1512 Grand Avenue, Suite 200
                                                Santa Barbara, California 93103
                                                Facsimile #:
                                                Attention: Ira Weingarten

                                   NUMBER OF SHARES:  625

                                   PURCHASE PRICE:  $31,250

                                   J.D. YATES



                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:     1125 Lane 30 1/4
                                                Pueblo, Colorado 81006
                                                Facsimile #:


                                   NUMBER OF SHARES:  250

                                   PURCHASE PRICE:  $12,500

                                    ZAXIS PARTNERS, L.P.



                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                   ADDRESS:    Apex Capital, LLC
                                               Pine Grove
                                               4 Orinda Way, Suite 240-B
                                               Orinda, California 94563
                                               Facsimile #:
                                               Attention: Sanford J. Colen


                                   NUMBER OF SHARES:  5,000

                                   PURCHASE PRICE:  $250,000

                                  SCHEDULE 6.1


                                EVENTS OF DEFAULT


          (a) the Company's breach of the covenant contained in the last sentence of Section 4.13 of the Agreement;

          (b) the failure of the Company to receive approval of the E-Commerce Plan in accordance with Section 2.2(u) of the Stockholders Agreement within 120 days from the First Closing Date;

          (c) failure to use at least $10,000,000 of the Proceeds for E-Commerce Proceed Uses during the term of the E-Commerce Plan; and

          (d) the Company's material variance (positive or negative) from the aggregate projected expenditures contained in the E-Commerce Plan for any calendar month and the continuance of a material variance for the period beginning on the first day of such month and ending 60 days after written notice is given to the Company by THLi.

          THLi shall be deemed to waive any Event of Default pursuant to clause
(c) or (d) above unless THLi has notified the Company in writing of such Event of Default within 15 days of the later of (i) THLi's becoming aware of such Event of Default and (ii) THLi's receipt of the monthly report required by
Section 4.9(e) of the Agreement. In addition, THLi may approve deviations from the E-Commerce Plan (and such deviations will not be deemed to be Events of Default) or waive any of the defaults listed above, in each case by executing a written instrument specifying such waiver.